UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2022

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2022, JELD-WEN Holding, Inc. (the “Company”) issued a press release announcing the appointment of William J. Christensen as Chief Executive Officer of the Company, effective immediately. Mr. Christensen was also appointed to the Company’s Board of Directors as a director at the same time.
Mr. Christensen, age 49, has served as Executive Vice President and President of JELD-WEN Europe since April 2022. Before joining JELD-WEN, Mr. Christensen was Chief Executive Officer and Group Executive Board Chair of REHAU AG, a Swiss-based global manufacturer, from 2018 to 2021. Prior to his appointment as Chief Executive Officer in 2018, Mr. Christensen served as its Chief Marketing Officer. Prior to joining REHAU AG, Christensen was chief executive officer of AFG Holding, a Swiss-based global building products manufacturer from 2014 to 2015. In addition, he spent ten years at Geberit International AG, a global plumbing manufacturer, in several executive roles including group executive board member and head of international sales, as well as president and chief executive officer of The Chicago Faucets Company. He also served in various finance and business development roles at J.P. Morgan Securities and Rieter Automotive Systems.
Mr. Christensen holds a bachelor’s degree in economics from Rollins College and an MBA from the University of Chicago’s Booth School of Business.  He is on the board of directors at VELUX A/S, a Danish manufacturing company.
The Company intends to enter into an employment agreement with Mr. Christensen containing typical non-competition, severance and termination provisions and his compensation will include the following:
•a base salary of $925,000 per year;
•participation in the Company’s management incentive plan with an annual target incentive award of 120% of his base salary, on the same terms and conditions as other Company senior executives participating in such plan;
•participation in the employee retirement, savings and welfare benefit plans and programs on terms no less favorable than those applicable to the Company’s other senior executive officers;
•a one-time interim award of restricted stock units pursuant to the Company’s 2017 Omnibus Equity Plan, as amended (the “Plan”), with a fair market value of $425,000 based on the closing price of the Company’s common stock on December 15, 2022, which will be scheduled to vest ratably over three years;
•a one-time interim award of stock options pursuant to the Plan with a Black-Scholes value of $425,000 based on the closing price of the Company’s common stock on December 15, 2022 and an exercise price equal to such closing price, which will be scheduled to vest ratably over three years and expire on the tenth anniversary of the grant date;
•a 2023 annual award of restricted stock units pursuant to the Plan, with a fair market value of $850,000 based on the closing price of the Company’s common stock on December 15, 2022, which will be granted on December 15, 2022 and scheduled to vest ratably over three years;
•a 2023 annual award of stock options pursuant to the Plan with a Black-Scholes value of $850,000 based on the closing price of the Company’s common stock on December 15, 2022 and an exercise price equal to such closing price, which will be granted on December 15, 2022 and scheduled to vest ratably over three years and expire on the tenth anniversary of the grant date;
•a 2023 annual award of performance stock units (“PSUs”) pursuant to the Plan with a fair market value of $1,700,000 based on the closing price of the Company’s common stock on the grant date, which will be issued in February 2023 and will be scheduled to vest on the third anniversary of the grant date and subject to performance criteria as set by the Board and as awarded to the Company’s other senior executives in 2023; and
•an annual target equity award under the Plan of 368% of base salary beginning in 2024.
In connection with Mr. Christensen’s appointment to Chief Executive Officer, Mr. Kevin Lilly was appointed Executive Vice President, Global Transformation. Mr. Lilly, age 62, served as the Company’s Interim Chief Executive Officer since August 5, 2022 until Mr. Christensen’s appointment. Mr. Lilly joined the Company as Senior Vice President and Chief Information Officer in February 2019 and was promoted to Executive Vice President and Chief Information Officer in July 2022. Prior to joining the Company, he served as Vice President of IT at Trane Technologies (formerly Ingersoll Rand) from 2011 until 2019. Mr. Lilly received his bachelor’s degree in business administration from Houghton College and attended the executive graduate program at the Thunderbird School of Global Management.
In connection with Mr. Lilly’s appointment, the Compensation Committee of the Board of Directors of the Company approved an annualized base salary of $575,000, an annual bonus target under Company’s management incentive plan of 80% of base salary and an annual target equity award under the Plan of 160% of base salary.
There is no arrangement or understanding between each of Messrs. Christensen and Lilly and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Christensen and any other person pursuant to which he was selected as the Company’s Chief Executive Officer, and there is no arrangement or understanding between Mr. Lilly and any other person pursuant to which he was selected as the Company’s Executive Vice President, Global Transformation. Neither has any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.
On December 15, 2022, the Company issued a press release relating to the matters described under Item 5.02. The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated December 15, 2022
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2022		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
Executive Vice President, Chief Legal Officer and Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated December 15, 2022
104	Cover Page Interactive Data file (formatted as Inline XBRL).